UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Rise Gold Corp. announced that the Nevada County government has released a favorable Draft Environmental Impact Report (the "DEIR") for the Idaho-Maryland Mine Project (the "IMM Project"). The report's release represents a major milestone toward the approval of the Company's Use Permit application to reopen the historic past-producing Idaho-Maryland Gold Mine.

The independently prepared DEIR is the culmination of two years of intensive study by the Nevada County government with the support of its consultant Raney Planning & Management Inc. located in Sacramento, and contributions from several qualified technical experts and scientists. The DEIR concluded that there are no significant impacts to air quality, biological resources, water quality, groundwater, vibrations, or noise from operations from the proposed re-opening of the Idaho-Maryland mine.

The DEIR identified three significant unavoidable impacts from the project:

  Temporary construction noise from the installation of a water pipeline
  Addition of traffic to an intersection currently operating at an unacceptable level of service
  Aesthetics due to noticeable changes to the existing visual character of the project sites

The Company believes that the project's economic and community benefits significantly outweigh the three unavoidable impacts identified in the DEIR.

Preparation of the DEIR, in accordance with the California Environmental Quality Act ("CEQA"), is a major approval process milestone. A general outline of remaining milestones in the Use Permit process are as follows:

1) Draft Environmental Impact Report public comment period of 60 days;

2) After review of the public comments on the DEIR, Nevada County publishes a Final Environmental Impact Report (the "FEIR") which will include responses to public comments;

3) The Nevada County Planning Commission holds a public hearing to consider the FEIR and makes a recommendation on project approval to the Nevada County Board of Supervisors;

4) The Board of Supervisors holds a public hearing to consider and make a final decision on the IMM Project. A majority vote of the five supervisors is required to approve the project.

The timeline to complete the Use Permit process is largely dependant on the Nevada County government. The most recent mining related EIR process completed in 2019 by Nevada County was the Boca Quarry Expansion. In that case, the Nevada County Board of Supervisors approved the project approximately five months from the release of the DEIR. Based on this recent precedent, the Use Permit process for the IMM Project could be completed by June of 2022.

A recent survey of Nevada County conducted by J. Wallin Opinion Research demonstrates strong local support for the IMM Project. A majority (59%) of respondents supported the re-opening of the Idaho-Maryland Mine with only 34% of respondents opposed. Majority support for the project is consistent across all the county's five districts.

The entire Nevada County DEIR for the Idaho-Maryland Mine Project is available on the Nevada County website.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2022

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer